                                                                    EXHIBIT 99.1

[Conexant logo]                              CONEXANT SYSTEMS, INC.
                                             4311 Jamboree Road
                                             Newport Beach, CA 92660-3095

                                             NEWS RELEASE

Conexant editorial contact:                  Maker editorial contact:
Carol Thornton                               Roman Kichorowsky
Conexant Systems, Inc.                       Maker Communications
(949) 483-7413                               (508) 766-3257
carol.thornton@conexant.com                  romank@maker.com

                  CONEXANT SYSTEMS COMPLETES MAKER ACQUISITION

NEWPORT BEACH, Calif., March 13, 2000 - Conexant Systems, Inc. (NASDAQ: CNXT) today announced that it completed its acquisition of Maker Communications of Westborough, Mass. Maker is the industry's leading provider of programmable, high-performance network processors, software solutions and development tools. Maker shareholders received 0.66 of a share of Conexant common stock for each share of Maker common stock.

Maker will operate as part of Conexant's Network Access Division, which provides the industry's broadest portfolio of physical-layer communications products, including asynchronous transfer mode (ATM), T1/E1 and T3/E3 carriers, optical networking (SONET/SDH), digital subscriber line (DSL), and multi-service voice and data access concentration. Conexant will also use the Maker facilities as the company's base of operations in the eastern U.S. for its network access business. This month, Maker completed a move from its previous headquarters in Framingham, Mass., to larger, 40,000-square-foot facilities in Westborough, Mass. that will support planned growth. This operation will continue to be run by William N. Giudice, Maker Communications' co-founder, and former president and CEO.

About Conexant Systems
With revenues of approximately $1.5 billion, Conexant is the world's largest independent company focused exclusively on providing semiconductor solutions for communications electronics. With more than 30 years of experience in developing communications technology, the company draws upon its expertise in mixed-signal processing to deliver integrated systems and semiconductor products for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems, personal imaging devices and equipment, and emerging cable and wireless broadband communications networks. The company aligns its business into five product platforms: Network Access, Wireless Communications, Digital Infotainment, Personal Imaging, and Personal Computing. Conexant is a member of the S&P 500 and Nasdaq-100 Indices. For more information, visit Conexant at www.conexant.com.

Safe Harbor Statement
This press release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the company's ability to integrate Maker into its operations; to achieve the synergies necessary to produce accretion to cash earnings; growth of the market for Maker's products as to achieve anticipated annualized revenue run rates; global and market conditions, including, but not limited to, the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company's diversification strategy; labor relations of the company, its customers and suppliers; timely completion of Year 2000 modifications by the company and its key suppliers and customers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Other brands and names contained in this release are the property of their respective owners.

                                      # # #